SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of theSecurities Exchange Act of 1934

JAMBA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-2122262 (I.R.S. Employer Identification No.)

1700 17th Street
San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this Form relates (if applicable):

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market, LLC
Common Stock, par value $.001 per share	The NASDAQ Stock Market, LLC
Common Stock Purchase Warrants	The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of The Registrant's Securities to be Registered

This amended Form 8-A is being filed to reflect the voluntary delisting from the American Stock Exchange to commence trading on the Nasdaq Global Market on November 29, 2006 and change of corporate name to ‘‘Jamba, Inc.’’ The securities originally registered are the units, common stock and warrants of Services Acquisition Corp. International (the ‘‘Company’’). The description of the units, the common stock and the warrants, contained in the section entitled ‘‘Description of Securities’’ in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No. 333-122812), filed with the Securities and Exchange Commission on February 14, 2005, as amended on April 6, 2005, May 12, 2005, June 1, 2005, June 27, 2005 and November 22, 2006 (by virtue of a post-effective amendment on Form S-3) (the ‘‘Registration Statement’’), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation.*
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation. (Filed herewith)
3.3	By-laws.*
4.1.	Specimen Unit Certificate. (Filed herewith)
4.2	Specimen Common Stock Certificate. (Filed herewith)
4.3	Specimen Warrant Certificate. (Filed herewith)
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-122812.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Services Acquisition Corp. International
By: /s/ Donald D. Breen Donald D. Breen Chief Financial Officer
Date: November 29, 2006